Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S‑3 (No. 333-198685) and Form S‑8 (Nos. 333-189771, 333-223752, and 333-232127) of HD Supply Holdings, Inc. of our report dated March 16, 2020 relating to the financial statements, financial statement schedule, and the effectiveness of internal control over financial reporting, which appears in this Form 10‑K.

/s/PricewaterhouseCoopers LLP

Atlanta, Georgia

March 16, 2020